UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

February 14, 2014

BRAVO ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-13577	88-0195105
(State or other jurisdiction Incorporated)	(Commission File No.)	(I.R.S Employer Identification No.)

35 South Ocean Avenue, Patchogue, NY	11772
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 1 888 488 6882

________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2012, the Registrant signed a exclusive license agreement with Water For The World Manufacturing Inc. (“WFTWM”), a Washington State Company, with respect to its commercial atmospheric water harvester system. Water-For-The-World-Manufacturing Inc is the legal and beneficial owner of all right, title, intellectual property and patent interest in with respect to certain Water Harvesting Equipment.

Bravo Enterprises Ltd. (“Bravo”) requested and Water For The World Manufacturing Inc. agreed to grant Bravo, the exclusive manufacturing, distribution and marketing rights for the Water Harvesting Equipment. The term of this agreement was for a period of nine (9) years and was renewable for an additional nine (9) years.

Water For The World Manufacturing Inc. appointed Bravo its exclusive world wide manufacturing and sales representative for consideration of 120,000,000 restricted common shares of Bravo to be issued to Water For The World Manufacturing Inc. and/or its nominees.

Pursuant to Clause 10.00 – “Termination” and more specifically clauses 10.01.01 regarding breaching terms or conditions of the agreement and 10.02 regarding mutual termination by both parties, the Licensor formally terminated the agreement on February 14, 2014 and the Registrant (“Licensee”) formally accepted the termination on February 14, 2014 with a letter dated on February 20, 2014 with certain provisions. There were no termination penalties incurred by the Registrant.

In consideration for the goodwill generated during the period of the exclusive license agreement between Water For The World Manufacturing Inc. and Bravo Enterprises Ltd., certain private transactions involving the beneficial owners of some of the 120,000,000 restricted common shares issued will be honored. These private transactions transpired prior to the cancellation of the above mentioned exclusive license agreement. Bravo Enterprises Ltd in the process of determining the exact amount of shares being honored due to the goodwill and the agreed amount will be reflected in the annual financial statements currently being audited.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2014, the Registrant signed a consulting agreement with Robert Philip Fraser (“Consultant”), a beneficial shareholder of Water For The World Manufacturing Inc. for a two year period whereby the Consultant will assist the Registrant’s newly formed manufacturing and technology division of the next generation Air-to-Water machines the Registrant is going to manufacture.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.01	Termination Letter

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Bravo Enterprises Ltd.

DATED: February 21, 2014	By:	/s/ Jaclyn Cruz
Jaclyn Cruz, President

3